Exhibit 10(ee)
FOURTH AMENDMENT TO
THE KEITHLEY INSTRUMENTS, INC.
SUPPLEMENTAL DEFERRAL PLAN
Dated September 1, 1999
     FOURTH AMENDMENT, dated as of December 10, 2007 (the “Fourth Amendment”) to the Keithley Instruments, Inc. Supplemental Deferral Plan dated as of September 1, 1999 (the “Plan”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Plan.
     1. Amendments. The Plan is hereby amended as follows:
          (a) By deleting the definition of “Minimum Eligible Compensation Level” in the Definition section of the Plan in its entirety and inserting in lieu thereof the following “Minimum Eligible Compensation Level” definition:
          “Minimum Eligible Compensation Level. For the Plan Year starting January 1, 2008, Compensation of at least $120,000 as determined for the preceding Calendar Year.”
     2. General.
          (a) Except as expressly amended hereby, the provisions of the Plan are and shall remain in full force and effect.

KEITHLEY INSTRUMENTS, INC.
By:	/s/ Mark J. Plush
Name:	Mark J. Plush
Title:	Vice President and Chief Financial Officer